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                                                                    EXHIBIT 23.1






                        INDEPENDENT AUDITORS' CONSENT






We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement of Stifel Financial Corp. and Stifel Financial Capital Trust I on Form S-3 of our reports dated March 1, 2002, appearing in the Annual Report on Form 10-K/A of Stifel Financial Corp. for the year ended December 31, 2001 and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in the Registration Statement.




/s/ Deloitte & Touche LLP



St. Louis, Missouri
April 8, 2002